Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER
AND FULL YEAR RESULTS
Las Vegas, Nevada, February 14, 2011 — MGM Resorts International (NYSE: MGM) today announced a fourth quarter net loss of $139 million, or $0.29 per share, compared to a net loss of $434 million, or $0.98 per share in the prior year quarter. The current quarter results include a $32 million, or $0.07 per share, reduction in the Company’s income tax benefit as a result of providing reserves for certain state-level deferred tax assets. The prior year results include impairment charges totaling $548 million, or $0.73 per share, related to the Company’s undeveloped land holdings in Atlantic City.
Key results for the fourth quarter 2010 included the following:
•	Net revenue was $1.5 billion;

•	Adjusted Property EBITDA[1] attributable to wholly-owned operations was $267 million;

•	MGM Macau reported a record quarter with operating income of $119 million, including depreciation expense of $23 million;

•	CityCenter reported Adjusted Property EBITDA related to its resort operations of $36 million; and

•	The Company received approximately $192 million from MGM Macau, which represents a full repayment of the Company’s interest and non-interest bearing notes to the joint venture.
“2010 has been a transformational year for MGM Resorts International from a balance sheet and liquidity perspective. We have built the foundation needed to benefit from an economic recovery and are highly focused on initiatives such as M life, our new customer loyalty program, to improve our business,” said Jim Murren, MGM Resorts International Chairman and CEO. “We are encouraged in early 2011 by the level of business activity we are seeing. Our forward booking pace is currently ahead of last year led by stronger convention mix which we believe will position our Company to have a better year than last.”
The Company significantly improved its financial position by extending the maturity of its $3.5 billion credit facility to 2014 and raising an additional $3 billion of debt and equity capital during 2010. In addition, MGM Macau, which is 50% owned by the Company, entered into a new $950 million senior secured credit facility in August 2010 and CityCenter Holdings LLC, which is also 50% owned by the Company, recently extended the maturity of $500 million of its credit facility and raised $1.5 billion of senior secured first lien and second lien notes.
“We made significant improvements to our balance sheet during the year, raising capital and extending our debt maturities at MGM Resorts, MGM Macau and CityCenter, providing us with a strong liquidity profile,” said Dan D’Arrigo, MGM Resorts International Executive Vice President and CFO. “We remain focused on continuing to strengthen our balance sheet, growing our cash flows and positioning our resort portfolio for future growth.”

Discussion of Fourth Quarter Operating Results
The following table lists items which affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2010	2009
Preopening and start-up expenses	$—	$(0.04)
Atlantic City undeveloped land impairment charge	—	(0.73)
Income (loss) from unconsolidated affiliates:
CityCenter residential inventory impairment charge	(0.02)	—
CityCenter forfeited residential deposits income	0.01	—
Loss on retirement of long-term debt	(0.01)	—
Tax adjustments	(0.07)	—
Fourth quarter net revenue for 2010 was $1.5 billion. Excluding reimbursed costs revenue (approximately $87 million in 2010 and $57 million in 2009) mainly related to the Company’s management of CityCenter, net revenue decreased 1% from the fourth quarter of 2009.
Fourth quarter casino revenue decreased 3% compared to the prior year, with slots revenue increasing 2% and table games revenue down 11%. The Company’s table games volume decreased 13%. The overall table games hold percentage was slightly lower in 2010 than the prior year quarter and was near the low end of the Company’s normal range.
Rooms revenue decreased 5% from the prior year, excluding the impact of resort fees. Las Vegas Strip occupancy decreased from 86% to 84%, and ADR was $110, consistent with the prior year quarter; REVPAR2 decreased 2%. If resort fees were included, rooms revenue and REVPAR would have been up 1% and 2%, respectively.
Operating income for the fourth quarter of 2010 was $107 million compared to a $487 million operating loss in the fourth quarter of 2009. The 2009 quarter included a $548 million impairment charge related to the Company’s Atlantic City land and $25 million related to the Company’s share of CityCenter’s preopening costs. Adjusted Property EBITDA attributable to wholly-owned operations was $267 million in the 2010 quarter, down 5% compared to $281 million in the 2009 quarter.
Income from Unconsolidated Affiliates
The Company had income from unconsolidated affiliates of $27 million in the fourth quarter of 2010 compared to $25 million in the prior year period. The current year includes an increase of $49 million in the Company’s share of operating income from MGM Macau, offset by a $37 million increase in the Company’s share of operating losses from CityCenter. The prior year fourth quarter included $8 million for the Company’s share of operating income from Borgata.
MGM Macau reported operating income of $119 million in the fourth quarter of 2010, which included depreciation expense of $23 million, compared to operating income of $22 million in the 2009 fourth quarter, which included depreciation expense of $24 million.
Results for CityCenter for the fourth quarter of 2010 include the following (see schedules accompanying this release for further detail on CityCenter Holdings, LLC’s fourth quarter and full year 2010 results):
•	Net revenue was $257 million, including $26 million related to residential operations, of which $8 million was related to forfeited residential deposits;

•	Aria’s net revenue was $198 million and Adjusted Property EBITDA was $30 million. Aria’s hold percentage was near the high end of its expected range;

•	Aria’s occupancy percentage was 80% and its average daily rate was $190, resulting in REVPAR of $152, a 7% improvement compared to the third quarter;

•	Crystals generated $6 million in Adjusted Property EBITDA and was approximately 80% occupied at December 31, 2010; and

•	A $27 million impairment charge was incurred related to Veer residential inventory.
CityCenter completed the following financing transactions in January 2011:
•	Issued $900 million of 7.625% senior secured first lien notes due 2016;

•	Issued $600 million of 10.75% senior secured second lien PIK toggle notes due 2017 which give CityCenter the choice of paying interest in cash or in additional debt. The interest rate on these notes increases by 0.75% if CityCenter elects to pay interest in the form of additional debt;

•	Amended and restated CityCenter’s previous credit facility which extended the maturity of $500 million of the credit facility to January 2015. Amounts in excess of $500 million were repaid using the proceeds of the first and second lien notes. The remaining $500 million credit facility is in the form of a term loan and is secured on a pari passu basis with the first lien notes and by a first priority lien on substantially all of CityCenter’s assets and those of its subsidiaries;

•	Received total equity contributions of $73 million from the members; and

•	Established a $159 million interest escrow account for the benefit of the lenders under the restated credit facility and the holders of the first lien notes.
Full Year 2010 Results
(Results are presented on a same store basis excluding TI)
Net revenue for 2010 was $6.0 billion. Net revenue excluding reimbursed costs revenue (which was approximately $359 million in 2010 and $99 million in 2009), was $5.7 billion, a decrease of 3% from 2009. Operating loss increased from $1.0 billion in 2009 to $1.2 billion in 2010. Adjusted Property EBITDA from wholly-owned operations was $1.2 billion for 2010 compared to $1.3 billion in 2009.
Loss per share for 2010 was $3.19 compared to a loss of $3.41 per share in 2009. The following table lists significant items that affect the comparability of the current year and prior year annual results (EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2010	2009
Monte Carlo business interruption (recorded as a reduction of general and administrative expenses)	—	0.03
Preopening and start-up expenses	(0.01)	(0.09)
Property transactions net:
Atlantic City Renaissance Pointe land holdings impairment		(0.85)
Investment in Borgata impairment	(0.18)	—
Gain on Sale of TI	—	0.31
Investment in CityCenter impairment	(1.88)	(1.63)
Other property transactions	(0.01)	(0.02)
Income (loss) from unconsolidated affiliates:
CityCenter joint venture residential impairment charge	(0.24)	(0.35)
CityCenter forfeited residential deposits income	0.08	—
Borgata joint venture insurance proceeds	—	0.02
North Las Vegas Strip joint venture impairment charge	—	(0.02)
Other, net:
Convertible note impairment charge	—	(0.30)
Gain (loss) on retirement of long-term debt	0.19	(0.11)
Tax adjustments	(0.07)	—

Financial Position
At December 31, 2010, the Company had approximately $12.3 billion of indebtedness (with a carrying value of $12.0 billion), including $2.3 billion of borrowings outstanding under its senior credit facility, with available borrowing capacity under the senior credit facility of approximately $1.2 billion.
     During 2010, the Company completed the following capital market transactions:
•	In March, issued $845 million of 9% senior secured notes due 2020 for net proceeds of $826 million;

•	In April, issued $1.15 billion of 4.25% convertible senior notes due 2015 for net proceeds of $1.12 billion;

•	In October, issued 40.9 million shares of common stock for net proceeds of approximately $512 million and in November received an additional $77 million of net proceeds from the exercise of the underwriter’s overallotment option for an additional 6.1 million shares;

•	In October, issued $500 million of 10% senior notes due 2016, issued at a discount to yield 10.25%, for net proceeds of approximately $486 million; and

•	The Company used a portion of the net proceeds from the October equity offering and all of the proceeds of the October debt offering to retire $1.2 billion in commitments under its senior credit facility that were scheduled to mature in October 2011 and effect the extension of approximately $3.5 billion of its senior credit facility to February 2014.
The Company received approximately $192 million from MGM Macau during the fourth quarter of 2010, which represents a full repayment of its interest and non-interest bearing notes to the joint venture.
The Company’s New Jersey trust account received proceeds of approximately $74 million in the fourth quarter, including $71 million related to the sale of long-term land leases and associated real property parcels underlying Borgata. The balance in the trust account was approximately $188 million at December 31, 2010.
Conference Call Details
MGM Resorts International will hold a conference call to discuss its fourth quarter and full year results at 11:00 a.m. Eastern Time today. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-274-9221 for Domestic callers and 1-706-634-6528 for International callers. The conference call access code is 38464126. A replay of the call will be available through Sunday, February 20, 2011. The replay may be accessed by dialing 1-800-642-1687 or 1-706-645-9291. The replay access code is 38464126. The call will also be archived at www.mgmresorts.com.
1     “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.
Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is
2     REVPAR is hotel Revenue per Available Room.

developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.
In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.
* * *
MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, Illinois and Macau. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s Web site at www.mgmresorts.com.
Statements in this release which are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. the Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to statements regarding future operating results and liquidity to pay future indebtedness. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

Contacts:
Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Revenues:
Casino	$608,795	$627,957	$2,442,927	$2,618,060
Rooms	309,741	324,631	1,300,287	1,370,135
Food and beverage	319,621	321,785	1,339,174	1,362,325
Entertainment	121,795	123,801	486,319	493,799
Retail	47,322	50,475	194,891	207,260
Other	126,479	116,556	529,693	493,324
Reimbursed costs	87,235	56,899	359,470	99,379

	1,620,988	1,622,104	6,652,761	6,644,282
Less: Promotional allowances	(154,547)	(169,688)	(633,528)	(665,693)

	1,466,441	1,452,416	6,019,233	5,978,589

Expenses:
Casino	346,645	366,876	1,385,763	1,459,944
Rooms	102,607	101,922	423,073	427,169
Food and beverage	189,320	184,881	774,443	775,018
Entertainment	87,997	90,240	360,383	358,026
Retail	29,922	35,091	120,593	134,851
Other	83,519	66,837	333,817	284,919
Reimbursed costs	87,235	56,899	359,470	99,379
General and administrative	277,889	274,570	1,128,803	1,100,193
Corporate expense	36,698	44,469	124,241	143,764
Preopening and start-up expenses	186	25,474	4,247	53,013
Property transactions, net	(2,178)	549,358	1,451,474	1,328,689
Depreciation and amortization	146,666	167,396	633,423	689,273

	1,386,506	1,964,013	7,099,730	6,854,238

Income (loss) from unconsolidated affiliates	27,275	24,942	(78,434)	(88,227)

Operating income (loss)	107,210	(486,655)	(1,158,931)	(963,876)

Non-operating income (expense):
Interest expense, net	(273,097)	(220,609)	(1,113,580)	(775,431)
Non-operating items from unconsolidated affiliates	(26,622)	(9,069)	(108,731)	(47,127)
Other, net	7,475	(3,001)	165,217	(226,159)

	(292,244)	(232,679)	(1,057,094)	(1,048,717)

Loss before income taxes	(185,034)	(719,334)	(2,216,025)	(2,012,593)
Benefit for income taxes	45,845	285,416	778,628	720,911

Net loss	$(139,189)	$(433,918)	$(1,437,397)	$(1,291,682)

Per share of common stock:
Basic:
Net loss per share	$(0.29)	$(0.98)	$(3.19)	$(3.41)

Weighted average shares outstanding	477,630	441,238	450,449	378,513

Diluted:
Net loss per share	$(0.29)	$(0.98)	$(3.19)	$(3.41)

Weighted average shares outstanding	477,630	441,238	450,449	378,513

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$498,964	$2,056,207
Accounts receivable, net	321,894	368,474
Inventories	96,392	101,809
Income tax receivable	175,982	384,555
Deferred income taxes	45,313	38,487
Prepaid expenses and other	252,321	103,969

Total current assets	1,390,866	3,053,501

Property and equipment, net	14,554,350	15,069,952

Other assets:
Investments in and advances to unconsolidated affiliates	1,923,155	3,611,799
Goodwill	86,353	86,353
Other intangible assets, net	342,804	344,253
Other long-term assets, net	598,738	352,352

Total other assets	2,951,050	4,394,757

	$18,896,266	$22,518,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$167,084	$173,719
Current portion of long-term debt	—	1,079,824
Accrued interest on long-term debt	211,914	206,357
Other accrued liabilities	867,223	923,701

Total current liabilities	1,246,221	2,383,601

Deferred income taxes	2,404,554	3,031,303
Long-term debt	12,047,698	12,976,037
Other long-term obligations	199,248	256,837
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 488,513,351 and 441,222,251 shares and outstanding 488,513,351 and 441,222,251 shares	4,885	4,412
Capital in excess of par value	4,060,826	3,497,425
Retained earnings (accumulated deficit)	(1,066,865)	370,532
Accumulated other comprehensive loss	(301)	(1,937)

Total stockholders’ equity	2,998,545	3,870,432

	$18,896,266	$22,518,210

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Bellagio	$268,814	$269,712	$1,035,787	$1,064,729
MGM Grand Las Vegas	218,171	239,153	926,232	976,261
Mandalay Bay	173,313	171,418	718,778	725,129
The Mirage	134,192	140,780	557,531	624,132
Luxor	76,876	81,684	315,701	344,722
Treasure Island (1)	—	—	—	66,329
New York-New York	59,523	58,446	245,510	250,055
Excalibur	59,082	61,132	249,606	265,076
Monte Carlo	56,708	53,154	224,293	206,377
Circus Circus Las Vegas	41,764	44,617	183,452	200,385
MGM Grand Detroit	132,977	124,751	537,870	514,116
Beau Rivage	75,806	78,003	328,721	329,613
Gold Strike Tunica	36,199	35,051	151,078	153,108
Management operations	98,597	66,301	406,417	135,498
Other operations	34,419	28,214	138,257	123,059

	$1,466,441	$1,452,416	$6,019,233	$5,978,589

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — ADJUSTED PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Bellagio	$75,491	$68,336	$270,628	$274,672
MGM Grand Las Vegas	32,489	46,329	163,093	214,369
Mandalay Bay	28,208	31,805	124,385	159,864
The Mirage	21,482	24,507	102,106	141,118
Luxor	16,741	16,370	61,196	76,167
Treasure Island (1)	—	—	—	12,729
New York-New York	16,693	16,968	76,254	78,555
Excalibur	14,078	14,990	63,236	72,130
Monte Carlo	9,517	4,422	33,555	36,594
Circus Circus Las Vegas	2,255	2,261	15,605	27,122
MGM Grand Detroit	36,737	31,112	155,173	138,010
Beau Rivage	10,247	12,517	61,287	65,422
Gold Strike Tunica	8,263	8,086	39,853	45,051
Management operations	(4,548)	5,064	(13,668)	18,322
Other operations	(907)	(1,653)	1,125	1,759

Wholly-owned operations	266,746	281,114	1,153,828	1,361,884
CityCenter (50%) (2)	(38,416)	(1,430)	(250,482)	(208,634)
Macau (50%) (2)	58,410	9,749	129,575	24,615
Other unconsolidated resorts (2)	7,280	17,192	42,764	96,947

	$294,020	$306,625	$1,075,685	$1,274,812

(1)	Treasure Island was sold in March 2009.

(2)	Represents the Company’s share of operating income (loss) before preopening expense, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2010
	Operating income	Preopening and	Property	Depreciation and
	(loss)	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Bellagio	$51,484	$—	$108	$23,899	$75,491
MGM Grand Las Vegas	12,225	—	172	20,092	32,489
Mandalay Bay	6,101	—	52	22,055	28,208
The Mirage	6,654	—	(518)	15,346	21,482
Luxor	6,585	—	256	9,900	16,741
New York-New York	10,108	—	22	6,563	16,693
Excalibur	8,431	—	19	5,628	14,078
Monte Carlo	3,092	185	158	6,082	9,517
Circus Circus Las Vegas	(2,837)	—	1	5,091	2,255
MGM Grand Detroit	26,649	—	157	9,931	36,737
Beau Rivage	7,796	—	(2)	2,453	10,247
Gold Strike Tunica	4,779	—	11	3,473	8,263
Management operations	(7,976)	—	—	3,428	(4,548)
Other operations	(2,500)	1	16	1,576	(907)

Wholly-owned operations	130,591	186	452	135,517	266,746
CityCenter (50%)	(38,416)	—	—	—	(38,416)
Macau (50%)	58,410	—	—	—	58,410
Other unconsolidated resorts	7,280	—	—	—	7,280

	157,865	186	452	135,517	294,020
Stock compensation	(8,832)	—	—	—	(8,832)
Corporate	(41,823)	—	(2,630)	11,149	(33,304)

	$107,210	$186	$(2,178)	$146,666	$251,884

	Three Months Ended December 31, 2009
	Operating income	Preopening and	Property	Depreciation and
	(loss)	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Bellagio	$41,154	$—	$(34)	$27,216	$68,336
MGM Grand Las Vegas	24,356	—	(51)	22,024	46,329
Mandalay Bay	8,887	51	(3)	22,870	31,805
The Mirage	8,598	—	—	15,909	24,507
Luxor	7,227	—	(78)	9,221	16,370
New York-New York	9,896	—	—	7,072	16,968
Excalibur	8,430	—	(4)	6,564	14,990
Monte Carlo	(2,082)	—	(3)	6,507	4,422
Circus Circus Las Vegas	(3,398)	—	26	5,633	2,261
MGM Grand Detroit	19,525	—	1,430	10,157	31,112
Beau Rivage	95	—	—	12,422	12,517
Gold Strike Tunica	4,374	—	(209)	3,921	8,086
Management operations	2,586	—	—	2,478	5,064
Other operations	(3,041)	—	(63)	1,451	(1,653)

Wholly-owned operations	126,607	51	1,011	153,445	281,114
CityCenter (50%)	(26,853)	25,423	—	—	(1,430)
Macau (50%)	9,749	—	—	—	9,749
Other unconsolidated resorts	17,192	—	—	—	17,192

	126,695	25,474	1,011	153,445	306,625
Stock compensation	(9,495)	—	—	—	(9,495)
Corporate	(603,855)	—	548,347	13,951	(41,557)

	$(486,655)	$25,474	$549,358	$167,396	$255,573

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Twelve Months Ended December 31, 2010
	Operating income	Preopening and	Property	Depreciation and
	(loss)	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Bellagio	$174,355	$—	$(17)	$96,290	$270,628
MGM Grand Las Vegas	84,359	—	127	78,607	163,093
Mandalay Bay	29,859	—	2,892	91,634	124,385
The Mirage	36,189	—	(207)	66,124	102,106
Luxor	18,822	—	257	42,117	61,196
New York-New York	41,845	—	6,880	27,529	76,254
Excalibur	39,534	—	803	22,899	63,236
Monte Carlo	5,020	185	3,923	24,427	33,555
Circus Circus Las Vegas	(5,366)	—	230	20,741	15,605
MGM Grand Detroit	115,040	—	(327)	40,460	155,173
Beau Rivage	21,564	—	349	39,374	61,287
Gold Strike Tunica	26,115	—	(540)	14,278	39,853
Management operations	(27,429)	—	—	13,761	(13,668)
Other operations	(6,046)	568	20	6,583	1,125

Wholly-owned operations	553,861	753	14,390	584,824	1,153,828
CityCenter (50%)	(253,976)	3,494	—	—	(250,482)
Macau (50%)	129,575	—	—	—	129,575
Other unconsolidated resorts	42,764	—	—	—	42,764

	472,224	4,247	14,390	584,824	1,075,685
Stock compensation	(34,988)	—	—	—	(34,988)
Corporate	(1,596,167)	—	1,437,084	48,599	(110,484)

	$(1,158,931)	$4,247	$1,451,474	$633,423	$930,213

	Twelve Months Ended December 31, 2009
	Operating income	Preopening and	Property	Depreciation and
	(loss)	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Bellagio	$157,079	$—	$2,326	$115,267	$274,672
MGM Grand Las Vegas	123,378	—	30	90,961	214,369
Mandalay Bay	65,841	948	(73)	93,148	159,864
The Mirage	74,756	—	313	66,049	141,118
Luxor	37,527	(759)	181	39,218	76,167
Treasure Island (1)	12,730	—	(1)	—	12,729
New York-New York	45,445	—	1,631	31,479	78,555
Excalibur	47,973	—	(16)	24,173	72,130
Monte Carlo	16,439	—	(4,740)	24,895	36,594
Circus Circus Las Vegas	4,015	—	(9)	23,116	27,122
MGM Grand Detroit	90,183	—	7,336	40,491	138,010
Beau Rivage	16,234	—	157	49,031	65,422
Gold Strike Tunica	29,010	—	(209)	16,250	45,051
Management operations	7,285	—	2,473	8,564	18,322
Other operations	(4,172)	—	(57)	5,988	1,759

Wholly-owned operations	723,723	189	9,342	628,630	1,361,884
CityCenter (50%)	(260,643)	52,009	—	—	(208,634)
Macau (50%)	24,615	—	—	—	24,615
Other unconsolidated resorts	96,132	815	—	—	96,947

	583,827	53,013	9,342	628,630	1,274,812
Stock compensation	(36,571)	—	—	—	(36,571)
Corporate	(1,511,132)	—	1,319,347	60,643	(131,142)

	$(963,876)	$53,013	$1,328,689	$689,273	$1,107,099

(1)	Treasure Island was sold in March 2009.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Adjusted EBITDA	$251,884	$255,573	$930,213	$1,107,099
Preopening and start-up expenses	(186)	(25,474)	(4,247)	(53,013)
Property transactions, net	2,178	(549,358)	(1,451,474)	(1,328,689)
Depreciation and amortization	(146,666)	(167,396)	(633,423)	(689,273)

Operating income (loss)	107,210	(486,655)	(1,158,931)	(963,876)

Non-operating income (expense):
Interest expense, net	(273,097)	(220,609)	(1,113,580)	(775,431)
Other	(19,147)	(12,070)	56,486	(273,286)

	(292,244)	(232,679)	(1,057,094)	(1,048,717)

Loss before income taxes	(185,034)	(719,334)	(2,216,025)	(2,012,593)
Benefit for income taxes	45,845	285,416	778,628	720,911

Net loss	$(139,189)	$(433,918)	$(1,437,397)	$(1,291,682)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — HOTEL STATISTICS — LAS VEGAS STRIP
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Bellagio
Occupancy %	89.8%	91.9%	92.5%	94.2%
Average daily rate (ADR)	$209	$205	$203	$203
Revenue per available room (REVPAR)	$187	$188	$187	$192

MGM Grand Las Vegas
Occupancy %	87.0%	89.8%	92.3%	94.2%
ADR	$110	$112	$113	$113
REVPAR	$96	$100	$104	$106

Mandalay Bay
Occupancy %	83.7%	85.5%	88.0%	89.1%
ADR	$152	$152	$155	$159
REVPAR	$127	$130	$137	$141

The Mirage
Occupancy %	90.0%	89.5%	92.4%	93.6%
ADR	$127	$124	$123	$126
REVPAR	$115	$111	$113	$118

Luxor
Occupancy %	82.2%	84.3%	87.8%	89.8%
ADR	$76	$77	$75	$79
REVPAR	$62	$65	$66	$71

New York-New York
Occupancy %	89.5%	90.8%	91.5%	93.2%
ADR	$88	$97	$90	$96
REVPAR	$79	$88	$82	$90

Excalibur
Occupancy %	81.6%	81.2%	87.6%	87.4%
ADR	$58	$61	$57	$61
REVPAR	$47	$50	$50	$54

Monte Carlo
Occupancy %	88.6%	83.5%	90.7%	90.0%
ADR	$78	$86	$77	$84
REVPAR	$69	$72	$70	$76

Circus Circus Las Vegas
Occupancy %	65.3%	76.3%	75.4%	83.2%
ADR	$44	$42	$42	$44
REVPAR	$29	$32	$32	$36

CITYCENTER HOLDINGS, LLC
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2010	2010
Aria	$198,446	$734,361
Vdara	12,531	41,160
Crystals	11,075	34,027
Mandarin Oriental	8,688	30,216

Resort operations	230,740	839,764
Residential operations	25,876	490,293

	$256,616	$1,330,057

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2010	2010
Adjusted EBITDA	$16,277	$68,696
Preopening and start-up expenses	—	(6,202)
Property transactions, net	(31,081)	(614,160)
Depreciation and amortization	(89,175)	(319,179)

Operating loss	(103,979)	(870,845)

Non-operating income (expense):
Interest expense — sponsor notes, net	(24,182)	(92,054)
Interest expense — other, net	(42,182)	(148,677)
Other	1,271	(3,614)

	(65,093)	(244,345)

Net loss	$(169,072)	$(1,115,190)

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2010
		Preopening and	Property	Depreciation and
	Operating loss	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Aria	$(38,183)	$—	$2,159	$66,207	$30,183
Vdara	(8,026)	—	—	8,975	949
Crystals	(1,919)	—	—	8,014	6,095
Mandarin Oriental	(6,393)	—	—	5,074	(1,319)

Resort operations	(54,521)	—	2,159	88,270	35,908
Residential operations	(28,198)	—	28,024	325	151
Development and administration	(21,260)	—	898	580	(19,782)

	$(103,979)	$—	$31,081	$89,175	$16,277

	Twelve Months Ended December 31, 2010
		Preopening and	Property	Depreciation and
	Operating loss	start-up expenses	transactions, net	amortization	Adjusted EBITDA
Aria	$(198,908)	$—	$2,159	$239,268	$42,519
Vdara	(39,201)	—	—	35,157	(4,044)
Crystals	(12,324)	—	—	24,027	11,703
Mandarin Oriental	(30,022)	—	—	17,139	(12,883)

Resort operations	(280,455)	—	2,159	315,591	37,295
Residential operations	(255,792)	—	331,881	1,239	77,328
Development and administration	(334,598)	6,202	280,120	2,349	(45,927)

	$(870,845)	$6,202	$614,160	$319,179	$68,696